                                                                    Exhibit 10.2

                      INVESTMENT MANAGEMENT TRUST AGREEMENT

     This Agreement is made as of _________ __, 2007 by and between Inter-Atlantic Financial, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Trustee").


     WHEREAS, the Company's Registration Statement on Form S-1, as amended, No. 333-140690 (together with any registration statement filed pursuant to Rule 462(b), the "Registration Statement"), for its initial public offering of securities (the "IPO") has been declared effective as of ____________ __, 2007 by the Securities and Exchange Commission (the "Effective Date"); and


     WHEREAS, Morgan Joseph & Co. Inc. ("Morgan Joseph") is acting as the representative of the underwriters in the IPO; and


     WHEREAS, as described in the Registration Statement, and in accordance with the Company's Amended and Restated Certificate of Incorporation, $58,200,000 of the net proceeds of the IPO and sale of the founders' warrants ($66,750,000 if the underwriters' over-allotment option is exercised in full) after adjusting for certain offering expenses, will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company's common stock, par value $0.0001, issued in the IPO. The amount to be delivered to the Trustee will be referred to herein as the "Property," the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders and the Company will be referred to together as the "Beneficiaries"); and


     WHEREAS, a portion of the Property consists of $1,200,000 (or $1,380,000 if the underwriters' over-allotment option is exercised in full) attributable to the underwriters' discount which Morgan Joseph has agreed to deposit in the Trust Account (as defined below); and

     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

     IT IS AGREED:

     1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

     (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in segregated trust accounts (the "Trust Account") established by the Trustee at a branch of JPMorgan Chase NY Bank selected by the Trustee;

     (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;


     (c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in United States "government securities" and/or in any open ended money market fund(s) selected by the Company meeting the conditions of Sections (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company. As used herein, "government securities" means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less;



     (d) Collect and receive, when due, all principal and income arising from the Property, which income, net of taxes, shall become part of the "Property," as such term is used herein; and the remaining income arising from the Property, up to $1,000,000, net of taxes, may be released to the Company periodically to fund its working capital requirements as is set forth in Section 2(b) hereof;


     (e) Notify the Company and Morgan Joseph of all communications received by it with respect to any Property requiring action by the Company;

     (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns relating to income from the Property in the Trust Account or otherwise;

     (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Morgan Joseph in writing to do so;

     (h) Render to the Company and to Morgan Joseph, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

     (i) If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly, to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation; and

     (j) Commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the "Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or other authorized officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein.


     (k) Upon one or more written requests from the Company, which may be given not more than once in any calendar month period, the Trustee shall distribute to the Company interest earned on the Trust Account, net of taxes payable, up to a maximum of $1,000,000. The distributions requested by the Company may be for any amount, provided that (i) in the aggregate, all distributions under this
Section 1(k) may not exceed $1,000,000, net of taxes payable, and (ii) that such distributions may only be made if and to the extent that interest has been earned on the amount initially deposited into the Trust Account.


     2. Limited Distributions of Income From Trust Account.

     (a) If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, at the written instruction of the Company, the Trustee shall disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as required to pay income taxes; and


     (b) Upon written request from the Company in a form substantially similar to that attached hereto as Exhibit C, which may be given not more than once in any calendar quarter, the Trustee shall distribute to the Company by wire transfer an amount equal to the income collected on the Property through the last day of the calendar quarter immediately preceding the date of receipt of the Company's request; provided, however, that the maximum amount of distributions that the Company may request and the Trustee shall distribute pursuant to this Section 2(b) shall be $1,000,000, net of taxes. The first such permitted distribution shall include income through the first full calendar quarter following the effective date of the IPO, with the Company's request made after such date. It is understood that the Trustee's only responsibility under this section is to follow the instruction of the Company; and



     (c) Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(d), 1(i), 1(j) and 1(k) hereof.


     3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

     (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's Chief Executive Officer or other authorized officer. In addition, except with respect to its duties under Section 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

     (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim. The Company may participate in such action with its own counsel; and

     (c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Sections 2(a) and 2(b) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections).


     (d) In connection with any vote of the Company's shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating shareholder votes (which firm may be the Trustee) verifying the vote of the Company's shareholders regarding such Business Combination.


     4. Limitations of Liability. The Trustee shall have no responsibility or liability to:


     (a) Take any action with respect to the Property, other than as directed in
Section 1 and Section 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;


     (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

     (c) Change the investment of any Property, other than in compliance with
Section 1(c);

     (d) Refund any depreciation in principal of any Property;

     (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

     (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

     (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;


     (h) Prepare, execute and file such tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 1(i), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority; and

     (i) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Sections 1(i), 2(a) or 2(b) above.

     5. Termination. This Agreement shall terminate as follows:


     (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon the Trustee shall have no further obligations under this Agreement; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability; or


     (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).


     6. No Right of Set-Off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including without limitation, under Section 4(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.



     7. Miscellaneous.



     (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit D. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.



     (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.



     (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification (other than to correct a typographical or similar technical error) may be made to Sections 1(i), 1(j) and 1(k) hereof without the consent of 95% of the Public Stockholders, it being the specific intention of the parties hereto that each Public Stockholder is and shall be a third-party beneficiary of this Section 7(c) with the same right and power to enforce this Section 7(c) as either of the parties hereto. For purposes of this Section 7(c), the "consent of 95% of the Public Stockholders" shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded, and (ii) either (a) 95% of the Public Stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the "DGCL"), have voted in favor of such amendment or modification or (b) 95% of the Public Stockholders of record as of a record date established in accordance with Section 213(b) of the DGCL has delivered to such entity a signed writing approving such amendment or modification.



     (d) As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.



     (e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.



     (f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Herb Lemmer, Vice President
Fax No.: 718-331-1852

if to the Company, to:

Inter-Atlantic Financial, Inc.
400 Madison Avenue
New York, NY 10017
Attn: Andrew Lerner, CEO
Fax No.: [_____________]

in either case with a copy to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104-0050
Attn: John Hempill, Esq.
Fax: (212) 468-7900

and

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020
Attn: Dennis Galgano
Fax No.: (212) 218-3760

and

DLA Piper US LLP
1251 Avenue of the Americas
New York, New York 10020-1104
Attn: William Haddad, Esq.
Fax No.: (212) 835-6001

     (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Morgan Joseph. This Agreement may be assigned by the Company to a wholly-owned subsidiary of the Company upon written notice to the Trustee.

     (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to part of the Property under any circumstance.

     (h) The Trustee hereby consents to the inclusion of American Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

                      [Signatures appear on following page]

     IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

                                        AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        INTER-ATLANTIC FINANCIAL, INC.


                                        By:
                                            ------------------------------------
                                        Name: Andrew Lerner
                                        Title: Chief Executive Officer

            [Signature Page to Investment Management Trust Agreement]

                                    EXHIBIT A
                             [LETTERHEAD OF COMPANY]

[INSERT DATE]

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Herb Lemmer, Vice President

     Re: Trust Account No. [___] Termination Letter

Gentlemen:


     In accordance with paragraph five of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the shareholders of the Company and by the Public Shareholders holding a majority of the IPO Shares (as defined in the Amended and Restated Certificate of Incorporation), and Public Shareholders holding less than 30% of the IPO Shares have voted against the Business Combination and given notice of exercise of their redemption rights described in paragraph five of the Amended and Restated Certificate of Incorporation of the Company. Pursuant to Section 2(e) of the Trust Agreement, we are providing you with [an affidavit][a certificate] of _________, which verifies the vote of the Company's shareholders in connection with the Business Combination.



     Pursuant to Section 1(j) of the Investment Management Trust Agreement between Inter-Atlantic Financial, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Trustee"), dated as of ________ __,, 2007 (the "Trust Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with _________ (the "Target Business") to consummate a business combination with Target Business (a "Business Combination") on or about [INSERT DATE]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the "Consummation Date").


     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.


     On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the "Instruction Letter") and
(iii) Morgan Joseph shall deliver to you written instructions for delivery of the deferred discount to Morgan Joseph. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter, the Instruction Letter and the written instructions from Morgan Joseph, (a) to public stockholders who exercised their conversion rights in connection with the consummation of the Business Combination in an amount equal to their pro rata share of the amounts in Trust as of two business days prior to the consummation of the Consummation Date (including the deferred discount and any income actually received on the Trust balance and held in Trust, but less an amount equal to estimated taxes that are or will be due on such income at an assumed rate of 40%); (b) to Morgan Joseph in an amount equal to the deferred discount as directed by them; and (c) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.


     In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

                                        Very truly yours,

                                        INTER-ATLANTIC FINANCIAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B
                             [LETTERHEAD OF COMPANY]

[INSERT DATE]

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Herb Lemmer, Vice President

     Re Trust Account No. [___] Termination Letter

Gentlemen:


     Pursuant to Section 1(i) of the Investment Management Trust Agreement between Inter-Atlantic Financial, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Trustee"), dated as of __________ __, 2007 (the "Trust Agreement"), this is to advise you that Company has been dissolved due to the Company's inability to effect a business combination within the time frame specified in the Company's prospectus relating to its initial public offering of securities.


     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account (as defined in the Trust Agreement). You will notify the Company and [___] (the "Designated Paying Agent") in writing as to when all of the funds in the Trust Account (as defined in the Trust Agreement) will be available for immediate transfer (the "Transfer Date"). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company's instructions. You shall have no obligation to oversee the Designated Paying Agent's distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

                                        Very truly yours,

                                        INTER-ATLANTIC FINANCIAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C
                             [LETTERHEAD OF COMPANY]

[INSERT DATE]
American Stock Transfer & Trust Company

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Herb Lemmer, Vice President

     Re  Trust Account No. [___] - Distribution of Income on Property

Gentlemen:


     Pursuant to Section 2(b) of the Investment Management Trust Agreement between Inter-Atlantic Financial, Inc. (the "Company") and American Stock Transfer & Trust Company (the "Trustee"), dated as of ___________ __, 2007 (the "Trust Agreement"), we are requesting for our working capital purposes that you deliver to us $___ representing income earned on the Property from ___ to ___. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer said amount, less (i) any fees due the Trustee pursuant to Section 3(c) of the Trust Agreement, and (ii) taxes, the amount of any such taxes being set forth on the attached tax return or tax statement, immediately upon your receipt of this letter to the Company's operating account at:


Bank:           [_________]
ABA #:          [_________]
Account Name:   [_________]
Account Number: [_________]
Reference:      Distribution of Income Earned on Trust Property

                                        Very truly yours,

                                        INTER-ATLANTIC FINANCIAL, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

EXHIBIT D


AUTHORIZED INDIVIDUAL(S)                            AUTHORIZED
FOR TELEPHONE CALL BACK                        TELEPHONE NUMBER(S)
------------------------                       -------------------
COMPANY:

Inter-Atlantic Financial, Inc.
400 Madison Avenue
New York, NY 10017                             (212) 581-2000

Attn: Andrew Lerner, Chief Financial Officer

TRUSTEE:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10004

Attn: Herb Lemmer, Vice President              (718) 921-8209

                                   SCHEDULE A
    SCHEDULE OF FEES PURSUANT TO SECTION 3(C) OF INVESTMENT MANAGEMENT TRUST
              AGREEMENT BETWEEN INTER-ATLANTIC FINANCIAL, INC. AND
                     AMERICAN STOCK TRANSFER & TRUST COMPANY


American Stock Transfer & Trust Company will provide Inter-Atlantic Financial, Inc. with the following services:


Transfer Agent Services   $1,000.00 per month (flat monthly fee)
Warrant Agent Services    $2,500.00 one-time fee per transaction
Trustee Services          $3,000.00 one-time fee per transaction
Escrow Services           $3,000.00 one-time fee per transaction
Closing Fee               $3,500.00 one-time fee per transaction

Dated:                , 2007            Agreed:
       ------------ --

                                        ----------------------------------------
                                        Authorized Officer
                                        American Stock Transfer & Trust Co.